                                                                    Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Graftech Inc.:

We consent to the use of our report dated March 24, 2000, except as to notes 5, 7 and 11, which are as of June 29, 2000, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG LLP
-------------------
    KPMG LLP

Cleveland, Ohio
July 6, 2000